EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

August 10, 2016

Sunoco LP

8020 Park Lane, Suite 200

Dallas, Texas 75231

Re:	Registration Statement on Form S-3 filed
with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to Sunoco LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed by the Partnership with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2016, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of common units representing limited partner interests in the Partnership (“Common Units”) on terms to be determined at the time of the offering thereof.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have read and examined and relied on (i) the Registration Statement and the exhibits thereto, (ii) the Prospectus and (iii) originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Limited Partnership of the Partnership, dated as of June 6, 2016, the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 25, 2012 (as amended by Amendment No. 1 thereto dated October 27, 2014, Amendment No. 2 thereto dated July 31, 2015, Amendment No. 3 thereto dated January 1, 2016, and Amendment No. 4 thereto dated June 6, 2016) and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents.

Sunoco LP

August 10, 2016

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, once (a) the general partner of the Partnership has duly taken all necessary action (pursuant to action by the board of directors of such general partner) to authorize and approve the issuance by the Partnership of Common Units pursuant to the Registration Statement and the terms of the offering of such Common Units, and (b) such Common Units have been paid for, issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement so authorized and approved by the general partner of the Partnership (on behalf of the Partnership), such Common Units will be validly issued, and purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and we express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP